Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the annual report of Select Water Solutions, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Chris George, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 18, 2026
/s/ Chris George
Chris George
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)